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                                                              EXHIBIT 10.13

                             LICENSE AGREEMENT

     This Agreement, made and entered into this 26th day of September, 1995, by and between Macrovision, Inc., a corporation organized and existing under the laws of California, with its principal place of business located at 1341 Orleans Drive, Sunnyvale, California, 94089, U.S.A. ("Macrovision"), Victor Technobrain Co., Ltd., a juridical person organized and existing under the laws of Japan, with its principal place of business located at 804 Futowo-cho, Kohoku-ku, Yokohama-shi, Kanagawa-ken 222, Japan ("Technology Licensee") and Kabushiki-Kaisha, Video Bunka Kenkyu-sho (Video Cultural Institute, Inc.)(VCII), a juridical person organized and existing under the laws of Japan, with its principal place of business located at 2-13-7 Minami-Aoyama, Minato-ku, Tokyo, Japan ("User Licensee").

                             W I T N E S S E T H

     WHEREAS, Macrovision is the owner of all rights, title and interest in and to certain technology and inventions relating to certain video and audio scrambling processes, used to protect video material from unauthorized access in connection with program transmission, and certain anti-copying technology, used to protect video material from unauthorized copying in connection with pay-per-view transmissions; and

     WHEREAS, User Licensee wishes to establish a movie distribution service known as EMDES, as hereinafter specified.

     WHEREAS, Technology Licensee wishes to acquire from Macrovision a license to use certain Macrovision Technology, as hereinafter defined, to design, develop, manufacture, sell and license certain products for Electronic Movie Distribution and Exhibition System (EMDES) applications, as hereinafter specified, in Japan; and

     WHEREAS, User Licensee wishes to acquire from Macrovision a license to use certain Macrovision Technology, as hereinafter defined, to distribute, lease and license certain products and to


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sell services for EMDES applications, as hereinafter specified, in Japan; and

     WHEREAS, Macrovision is willing to grant a license to Technology Licensee to use the Macrovision Technology in the design, development, manufacture, distribution, sale and license of certain products in Japan in accordance with the terms and conditions of, and subject to the limitations of, this Agreement; and

     WHEREAS, Macrovision is willing to grant a license to User Licensee to use the Macrovision Technology in the distribution and license of certain products in Japan in accordance with the terms and conditions of, and subject to the limitations of, this Agreement; and

     WHEREAS, Macrovision wishes to acquire a license to utilize Technology Licensee's Resulting Technology, as hereinafter defined, and Technology Licensee is willing to grant to Macrovision a license to such Resulting Technology, in accordance with the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants and conditions set forth in this Agreement, the parties hereto do agree as follows:


Article 1: Definitions

     For purposes of this Agreement, the following terms shall have the following meanings:

     1.1 The "Products" shall mean those products, including, but not limited to, the encoder, the decoder, software control system and card authorization system, set forth on Appendix 1 hereto, to be developed hereunder by Technology Licensee, utilizing the Macrovision Technology and the Resulting Technology, as defined herein, for decoding EMDES video signals that have been scrambled using the Macrovision Technology.

     1.2 The "Resulting Technology" shall mean and include all designs, drawings, blueprints, computer programs in source code and object code form, technical specifications, manufacturing equipment requirements, performance standards, quality control


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standards and requirements, and all other information and technical data relating to the design, development, manufacture, production and/or use of the Products, and all Intellectual Property Rights therein. Excluded from Resulting Technology is any technology developed by Technology Licensee independent of this Agreement and technology obtained from a non-party to this agreement.

     1.3 "PhaseKrypt" shall mean Macrovision's proprietary video and audio scrambling technology used to scramble and protect video and audio signals from unauthorized access, which technology has been granted United States Patent No. 5,058,175, and 5,438,620 pending United States Patent Application No. 08-145066.

     1.4 The "Anti-Copying Process" ("ACP") shall mean Macrovision's proprietary process of modifying a video signal by (i) the addition of a plurality of unipolar pulses and bipolar pulse pairs in and around the vertical blanking interval; and (ii) by pseudo randomly phase modulating the color bursts, which process is protected by the United States Patents Nos. 4,631,603, 4,577,216 and 4,819,098. Japanese Patent number 1,925,090 is the
Japanese equivalent of US Patent no. 4,631,603.

     1.5 The "Macrovision Technology" shall mean and include (i) PhaseKrypt, as defined in Article 1.3 hereof; (ii) the Anti-Copying Process, as defined in
Article 1.4 hereof; and (iii) any and all Intellectual Property Rights embodied therein or related thereto.

     1.6 "User Licensee's Authorized EMDES Applications" shall mean specific market applications that the parties mutually agree in writing prior to start of businesses related to each specific market application. Market application that the parties mutually agree shall include following two types of systematic application of Macrovision Technology.

     a) services operated by User Licensee that provide the delivery of scrambled real time video programming via cable, satellite, and/or terrestrial transmission with subsequent direct recording on VCRs and decoding said recorded material at a


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customer site employing a card-based access authorization system for which the recipient pays a fee on a pay-per view basis;

     b) distribution of scrambled video cassettes by User Licensee for subsequent decoding and play back at a customer site employing a card-based access authorization system for which the recipient pays a fee on a pay-per-view basis.

     1.7 "Pay-Per-View" shall mean video programming for which the direct recipient pays for each viewing of each program received.

     1.8 "Intellectual Property Rights" shall mean and include any and all patents, copyrights, semiconductor design rights, trademarks, service marks, trade names and other, similar proprietary rights, and all applications therefor and all registrations thereof.

     1.9 "Confidential Information" shall mean and include any and all trade secrets, data and other information, not in the public domain, which are embodied in, relate to, or are associated with any of (i) the Macrovision Technology; (ii) the Products; (iii) the Resulting Technology; or (iv) the business or affairs of Macrovision, Technology Licensee or User Licensee, as the case may be. Any information furnished, disclosed or revealed by one party hereto another party shall be deemed "Confidential Information" for purposes of this Agreement if (i) it is in tangible form and has been marked "confidential" by one of the parties; (ii) the party receiving such information has been advised in writing of its confidential nature; or (iii) due to its character or nature, a reasonable person in a like position and under like circumstances would treat such information as confidential.

     1.10 "Application Master Sublicensee" shall mean a licensee to which User Licensee shall sublicense the technology and application identified in the Technical Specification dated January 20, 1995 (Appendix 5) on a specific market application basis.


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     1.11 "Retail Level Sublicensee" shall mean a licensee who is granted either by User Licensee or by Application Master Sublicensee the right to provide the PhaseKrypt and/or ACP encoded programs with retail level end users.

     1.12 "Gross Revenues" shall mean all revenues of either User Licensee or Application Master Sublicensee derived from the distribution, lease or license of the Products and of the sale of PhaseKrypt and/or ACP encoded programs for customers of either User Licensee or Application Master Sublicensee within Japan as reflected on User Licensee's or Application Master Sublicensee's invoices, provided that such invoices include all the revenues that Right Holders, Technology Licensee, and all other vendors to either User Licensee or Application Master Sublicensee ought to receive from either User Licensee or from Application Master Sublicensees due to EMDES business. If any revenues that Right Holders, Technology licensee, and all other vendors to either User Licensee or Application Master Sublicensee ought to receive due to EMDES business are excluded from the invoices of either User Licensee or Application Master Sublicensee to customers and Retail Level Sublicensees by any means, such revenues which are excluded from the invoices should be added back to the nominal amount on the invoices to constitute the definition of the "Gross Revenue" made in the section 1.12.

     1.13 "Retail Transaction Value" shall mean all revenues that User Licensee's customers or User Licensee's Retail Level Sublicensees receive from retail level customers for the sale of PhaseKrypt and/or ACP encoded programs for User Licensee's Application Master Sublicensees EMDES Applications within Japan.

     1.14 The "Effective Date" of this Agreement shall be the date on which all applicable approvals (if required) of the United States and Japanese Governments of this Agreement shall have been obtained by the parties hereto, including, but not limited to, the approval of the United States Department of State, in accordance with the provisions of Article 11 hereof.

     1.15 "Rights Holders" shall mean such persons, corporations, partnerships or other entities holding ownership of copyrights


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and other intellectual property rights in the movies or other video material to be distributed or exhibited.

     1.16 "MPAA Rights Holders" shall mean any of the seven studios and their Japanese video or pay-per-view distributors.


Article 2: Grant and Scope of License

     2.1 Subject to the terms and conditions of this Agreement, including the attached agreed Technical Specification dated January 20, 1995 (Appendix 5) Macrovision hereby grants to Technology Licensee, and Technology Licensee hereby accepts from Macrovision, a limited non-transferable, non-exclusive license to utilize the Macrovision Technology and all Intellectual Property Rights related thereto for the design, development, manufacture and sale to User Licensee of the Products for User Licensee's Authorized EMDES Applications, solely in Japan.

     2.2 Macrovision shall provide to Technology Licensee such documents and other materials that contain, embody and/or disclose the Macrovision Technology and such other Macrovision Confidential Information as Macrovision, in its reasonable discretion, determines to be necessary or appropriate for Technology Licensee's design, development, manufacture and distribution of the Products hereunder. Technology Licensee hereby acknowledges and agrees that, except as specifically provided in this Agreement, Technology Licensee shall not acquire any rights, title or interests in or to any of the Macrovision Technology or other Macrovision Confidential Information contained, embodied or disclosed by any of the documents or other materials furnished by Macrovision to Licensee under this
Article 2.2.

     2.3 Subject to the terms and conditions of this Agreement, Macrovision hereby grants to Technology Licensee, and Technology Licensee hereby accepts from Macrovision, a right to sub-license its rights to the Macrovision Technology to ShibaSoku Co. Ltd. (SSC) to utilize the Macrovision Technology and all Intellectual Property Rights related thereto for the design, development, manufacture of the Products for Technology Licensee


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for User Licensee's Authorized EMDES Applications, solely in Japan.

     2.4 Technology Licensee also hereby acknowledges and agrees to the limited scope of the license granted to Technology Licensee by Macrovision hereunder. Technology Licensee shall not utilize any of the Macrovision Technology for any purpose outside the scope of User Licensee's Authorized EMDES Applications or outside of Japan.

     2.5 Subject to the terms and conditions of this Agreement, including the attached agreed Technical Specification dated January 20, 1995 (Appendix 5), Macrovision hereby grants to User Licensee, and User Licensee hereby accepts from Macrovision, a limited non-transferable, exclusive license to utilize the Macrovision Technology and all Intellectual Property Rights related thereto to solely distribute, lease or license Products and to solely sell services for User Licensee's Authorized EMDES Applications, solely in Japan. User Licensee is authorized to start each specific market application as described in Article 1.6 only after mutual agreement between Macrovision and User Licensee on the specific market and the related service royalty unique to each specific market.

     2.5.1 The exclusivity as described in Article 2.5 above is limited to the technology and application identified in the Technical Specification date January 20 1995 (Appendix 5). This exclusivity does not apply outside of the Products and Resulting Technology to any individual Macrovision Anti-copy Protection Technology, PhaseKrypt Technology, CineGuard Technology and / or other technologies in a EMDES application within Japan.

     2.5.2 The exclusivity of this license is dependent upon a signature date of this contract being no later than September 28, 1995 and the payment of the first installment provided for in Article 6.1 by October 31, 1995.

     2.6 User Licensee also hereby acknowledges and agrees to the limited scope of the license granted to User Licensee by Macrovision hereunder. User Licensee shall not utilize any of the Macrovision Technology for any purpose outside the scope of

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User Licensee's Authorized EMDES Applications or outside of Japan. Any such use of the Macrovision Technology for any purpose outside the scope of the User Licensee's Authorized EMDES Application or outside of Japan will be considered a material breach of this agreement.

     2.6.1 User Licensee is hereby granted a right of first refusal for licensing the Macrovision Technology for User Licensee's Authorized EMDES Application in the Asian countries listed in Appendix 4.

Article 3: Technology Licensee's Obligations

     3.1 Upon delivery of the Macrovision Technology and other Macrovision Confidential Information to Technology Licensee, in accordance with Article
2.2 of this Agreement, Technology Licensee shall initiate the design and development of the Products. It is anticipated that the design and development of the Products hereunder will be completed within 120 days after the Effective Date of this Agreement, and Technology Licensee shall provide Macrovision with written notice of completion of the design and development of the Products within 120 days after the date thereof.

     3.2 During the period between the execution date of this agreement and March 31, 1996, such period to be used for the early establishment of an EMDES Karaoke Application, Macrovision agrees to grant Technology Licensee and Technology Licensee accepts all rights and obligations to check the design of all Products manufactured before March 31, 1996. Any encoder manufactured before March 31, 1996 will be subject to corrections and/or modifications by Technology Licensee considered by Macrovision.

     3.3 Prior to April 30, 1996, Technology Licensee shall deliver to Macrovision a data package, which shall include all of the Resulting Technology relating to the Products, for review and design evaluation by Macrovision. Macrovision shall use commercially reasonable efforts to complete its review and design evaluation of the Resulting Technology, and shall provide

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Technology Licensee with written notice of the results of that review and design evaluation, within 30 days after receipt of Technology Licensee's data package under this Article 3.3; provided, however, that Technology Licensee shall not continue manufacture and distribution of any of the Products until Macrovision has given Technology Licensee written notice that the results of that review and design evaluation of the Resulting Technology conform to Macrovision's specifications, standards and requirements and are otherwise reasonably satisfactory to Macrovision.

     3.4 Technology Licensee shall employ or cause to be employed such design, manufacturing and quality standards to manufacture the Products capable of using Macrovision Technology. In the event that Macrovision reasonably determines that the Resulting Technology does not conform to Macrovision's specifications, standards and requirements, Macrovision shall provide Technology Licensee with a detailed list of all deficiencies in the Resulting Technology. Technology Licensee shall utilize its best efforts to correct all such deficiencies in the Resulting Technology within 60 days after receipt of Macrovision's written notice under this Article 3.4. Upon correction of all such deficiencies in the Resulting Technology, Licensee shall provide Macrovision with a revised data package, in order to permit Macrovision to confirm that all such deficiencies have been corrected, and that the Resulting Technology conforms to the requirements of Article 3.2 hereof.

     3.5 Upon receipt of Macrovision's written confirmation that the Resulting Technology conforms to the requirements of Article 3.3 of this Agreement, Technology Licensee shall commence manufacture of the Products.

     3.6 All Products manufactured by Technology Licensee hereunder shall bear a plaque or label, in a form specified by Macrovision, indicating that such Products were manufactured under license from Macrovision, and including all other markings, proprietary rights notices and other information as reasonably required by Macrovision to protect Macrovision's rights in the

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Macrovision Technology and all Intellectual Property Rights relating thereto.

     3.7 Technology Licensee shall use its best efforts to maximize the use and license of the Products for User Licensee's Authorized EMDES Applications within Japan. In furtherance of Licensee's "best efforts" obligation hereunder, Technology Licensee shall not sell or license any of the Products
(i) for use outside of User Licensee's Authorized EMDES Applications; to any party other than VCII; or (iii) for use outside of Japan, without the prior written authorization of Macrovision.

     3.8 Technology Licensee hereby acknowledges and agrees that, in order to protect Macrovision's Intellectual Property Rights in and to the Macrovision Technology, all Products shall be sold only to User Licensee.

     3.9 Technology Licensee shall provide Macrovision with monthly reports of Technology Licensee's activities in manufacturing and distributing the Products hereunder. Each such monthly report shall be substantially in the form of Appendix 2 hereto, shall be provided within thirty (30) days after the end of each month to which it corresponds, and shall include, inter alia:

     (a) a statement of the number and description of the Products manufactured and distributed by Technology Licensee during each month; and

     (b) a description of all technical and functional problems with any of the Products reported to Technology Licensee by any of Technology Licensee's customers during each month, together with the steps taken by Technology Licensee to correct such technical and functional problems.

     3.10 Upon reasonable written notice from Macrovision, Technology Licensee shall permit Macrovision's representatives to inspect Technology Licensee's facilities and records, during normal business hours, in order to permit Macrovision to confirm Technology Licensee's compliance with its obligations under this Agreement. Without limiting the generality of this
Article 3.10, Macrovision shall have the right, at its own expense, to audit

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Technology Licensee's books and records of account, in order to confirm the accuracy of the reports submitted by Technology Licensee under Article 3.9 hereof.

     3.11 Technology Licensee shall use its best efforts to obtain patent protection for the Resulting Technology within Japan. Technology Licensee shall apply for patent protection in the European Patent Office, the United States and any other country that Macrovision and the Technology Licensee mutually agree. Technology shall assign these non-Japanese patent applications to Macrovision. Macrovision at its sole discretion shall prosecute the patent applications to allowance and pay all maintenance or annuity fees.

     3.12 Technology Licensee hereby grants to Macrovision, and Macrovision hereby accepts from Technology Licensee, an exclusive, fully transferable, royalty-free license to utilize all of the Resulting Technology in the design, manufacture, distribution, sale and use of such products as Macrovision, in its sole discretion, shall deem appropriate, throughout the world, except Japan.

     3.13 Technology Licensee shall furnish User Licensee with such other technical assistance with respect to the Macrovision Technology and/or use of the Products within User Licensee's Authorized EMDES Applications in Japan, as User Licensee shall reasonably request. User Licensee shall pay Technology Licensee's then-prevailing standard technical assistance fee for all such technical assistance furnished by Technology Licensee under this Article
3.10. Upon receipt of any request by Technology Licensee for any technical assistance under this Article 3.13, Technology Licensee shall provide User Licensee with written notice of Technology Licensee's then-prevailing technical assistance fee. User Licensee shall pay all technical assistance fees payable under this Article 3.10 within 45 days after the date of Technology Licensee's invoice therefor.

Article 4:  User Licensee's Obligations


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     4.1  User Licensee shall use its best efforts to maximize the use of the
Products for User Licensee's Authorized EMDES Applications within Japan. In furtherance of User Licensee's "best efforts" obligation here, User Licensee shall not sell or license any of the Products for use outside of (i) User Licensee's Authorized EMDES Applications; or (ii) Japan, without the prior written authorization of Macrovision.

     4.2 User Licensee shall coordinate contacts and negotiations with MPAA Rights Holders with Macrovision. No contract or agreement will be concluded with a MPAA Rights Holder without Macrovision's approval or consent, such approval or consent not being unreasonably withheld.

     4.3 User Licensee hereby acknowledges and agrees that, in order to protect Macrovision's Intellectual Property Rights in and to the Macrovision Technology, all Products shall be licensed to and not sold to customers using the decoders for commercial purposes within Japan. User Licensee shall cause each such commercial customer to enter into a license agreement, in a form reasonably satisfactory to Macrovision, which prohibits the unauthorized appropriation, use, disclosure or infringement of any of Macrovision's Technology. User Licensee shall provide Macrovision with copies of all such license agreements relating to the Products upon reasonable written request by Macrovision. Decoders may be sold to consumers for non-commercial home use only. All Products will contain a patent notice/license satisfactory to Macrovision.

     4.4 In connection with the marketing and distribution of the Products within User Licensee's Authorized EMDES Applications in Japan, User Licensee may, at its own expense, develop promotional and marketing materials relating to the Products as User Licensee determines to be necessary or appropriate; provided, however, that all such promotional and marketing materials developed by User Licensee hereunder shall be submitted to, and shall be reviewed in writing by, Macrovision prior to their release or distribution by User Licensee to potential customers of the Products.

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     4.5  User Licensee shall maintain adequate service and support facilities for the Products within Japan, and shall provide its customers with such support services relating to User Licensee's Authorized EMDES Applications in accordance with the Resulting Technology and such other standards as User Licensee and Macrovision shall establish by mutual agreement. User Licensee hereby acknowledges and agrees that it shall be solely responsible for the service and support of all Products distributed by User Licensee hereunder.

     4.6 User Licensee shall provide Macrovision with monthly reports of User Licensee's activities in licensing and distributing the Products hereunder. Each such monthly report shall be substantially in the form of Appendix 2 hereto, shall be provided within thirty (30) days after the end of each month to which it corresponds, and shall include, inter alia:

     (a) a statement of the number and description of the Products licensed and distributed by User Licensee during each month;

     (b)  a statement, certified by an authorized officer of User Licensee,
(1) User Licensee's Gross Revenue of the products and of the sale of PhaseKrypt and/or ACP encoded programs for User Licensee's customers and Retail Level Sublicensees and of (2) User Licensee's and Retail Level Sublicensee's Retail Transaction Value during the month, together with the amount of royalties payable thereon to Macrovision, in accordance with 6.3, hereof;

     (c) a description of all technical and functional problems with any of the Products reported to User Licensee by any of User Licensee's customers, user sublicensees or MPAA Rights Holders, during the month, together with the steps taken by User Licensee to correct such technical and functional problems; and

     (d) income statement and balance sheets with sufficient level of detail, only if negotiated service royalties of any EMDES market application are either below ten (10) percent of User Licensee's Gross Revenue from the sale of PhaseKrypt and/or ACP encoded programs to user Sublicensee's or below five (5) percent of "Retail Transaction Value".

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     4.7  Upon reasonable written notice from Macrovision, User Licensee shall permit Macrovision's representatives to inspect User Licensee's facilities and records, during normal business hours, in order to permit Macrovision to confirm User Licensee's compliance with its obligations under this Agreement. Without limiting the generality of this Article 4.7, Macrovision shall have the right, at its own expense, to audit User Licensee's books and records of account, in order to confirm the accuracy of the reports submitted by User Licensee under Article 4.6 hereof, and the amounts of royalties paid by User Licensee to Macrovision pursuant to Article
6.3 hereof; provided, however, that User Licensee shall reimburse Macrovision for all costs and expenses incurred by Macrovision in connection with any such audit which reveals an underpayment by User Licensee of royalties of more than ten (10%) percent of the total royalties actually payable by User Licensee hereunder during any calendar quarter.

     4.8 User Licensee hereby grants to Macrovision, and Macrovision hereby accepts from User Licensee, a non-exclusive, fully transferable, royalty-free license to utilize all of the Resulting Technology in distribution, sale and use of such products as Macrovision, in its sole discretion, shall deem appropriate, throughout the world, except Japan.

Article 5:  Macrovision's Obligations

     5.1 Macrovision shall provide a two week training course in the Macrovision Technology for not more than four (4) of Technology Licensee's engineers, at Macrovision's facility in the United States. All such training of Technology Licensee's engineers under this Article 5.1 shall be provided by Macrovision at no additional charge to Technology Licensee; provided, however, that Technology Licensee shall bear all travel, accommodation, meal, employee per diem and other expenses incurred in connection with sending its engineers to Macrovision's facility for training in accordance with this
Article 5.1.

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     5.2  Upon completion of prototypes of the Products manufactured by
Technology Licensee in accordance with Article 3.3 hereof, Macrovision shall provide Technology Licensee with such technical assistance in the integration, system verification and testing of the Products as Technology Licensee shall reasonably request. All such technical assistance under this
Article 5.2 shall be provided by Macrovision at no additional charge to Technology Licensee; provided, however, that Macrovision shall have the right to utilize the results of such integration, system, verification and testing, in connection with the license of the Resulting Technology granted by Technology Licensee to Macrovision pursuant to Article 3.12 of this Agreement, for such purposes as Macrovision shall determine to be necessary or appropriate for the exercise of its rights and the performance of its obligations under that license to the Resulting Technology.

     5.3 Macrovision shall assist User Licensee with contacts, negotiations and agreements with MPAA Rights Holders to obtain permission to use movies or other video material for use in User Licensee's Authorized EMDES Applications.

Article 6:  Financial Considerations

     6.1 In consideration for the rights and licenses granted by Macrovision to User Licensee under this Agreement, User Licensee shall pay to Macrovision an initial technology transfer fee in the amount of Five Hundred Thousand United States Dollars (US$500,000.00). This technology transfer fee shall be paid in two (2) installments, each in the amount of Two Hundred and Fifty Thousand United States Dollars (US$250,000.00), the first of which shall be paid no later than October 31, 1995, and the second of which shall be paid within 30 days after Technology Licensee's commencement of manufacture of the Products, pursuant to Article 3.2 hereof.

     6.2 In consideration for Technology Licensee providing the design and development of the Products, in addition to any payments by User Licensee to Technology Licensee, Macrovision

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shall pay Technology Licensee a fee of One Hundred Thousand United States
Dollars (US$100,000.00). The fee shall be paid in two (2) installments, each in the amount of Fifty Thousand Dollars (US$50,000), the first shall be within 30 days after Macrovision's receipt of the first installment of the initial technology fee from User Licensee (as described in Article 6.1) and the second which shall be paid within 30 days after Macrovision's receipt of the second installment of the initial technology fee from User Licensee (as described in Article 6.1).

     6.3 As additional consideration for the rights and licenses granted by Macrovision to User Licensee under this Agreement, User Licensee shall pay to Macrovision the following royalties:

     (a) Four (4) percent of User Licensee's Gross Revenues from the distribution, lease or use of decoder Products; provided, however, that the royalty payable under this Article 6.2(a) per each unit of the decoder Products shall not be less than Three United States Dollars (US$3.00); and

     (b) As service royalties a certain percent of User Licensee's Gross Revenues from the sale of PhaseKrypt and/or ACP encoded programs to User Licensee's customers or Retail Level Sublicensees or a certain percent of "Retail Transaction Value", whichever is larger. These percents should be mutually agreed by the parties prior to start of business of each specific market application that the parties are to mutually agree.

     (c) Under Article 2.5 User Licensee is authorized to start each specific new market application as described in Article 1.6 only after mutual agreement between Macrovision and User Licensee on the specific market and the related service royalty unique to each specific market.

     (d) As part of the exclusive license granted to User Licensee, User Licensee may sub-license the technology and application identified in the Technical Specification date January 20, 1995 (Appendix 5) to a new Application Master Sublicensee on each specific new market application basis. User Licensee agrees to share with Macrovision the initial up-front technology sublicensing fee received from a new Application


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Master Sublicensee by User Licensee on 75/25 ratio, with Macrovision receiving the 25% portion. No new application master sublicense will be granted by Macrovision to said new Application Master Sublicensee without such an up front fee paid in full by a new Application Master Sublicensee or User Licensee. New Application Master Sublicensee is not authorized to start each specific new market application as described in 1.6 unless mutual agreement between Macrovision and Application Master Sublicensee on the service royalty unique to each specific market is made as described in 6.3
(b) Additionally, four (4) percent of a new Application Master Sublicensee gross revenues from the distribution, lease, or use of decoder products should be paid to Macrovision either by User Licensee or by a new Application Master Sublicensee provided that the royalty payable under this
Article 6.3(a) per each unit of the decoder products shall not be less than Three United States Dollars (US$3.00).

     (e) In the case of sublicensing from User Licensee to a new Application Master Sublicensee on a particular market application basis, such a new Application Master Sublicensee shall have to fulfill the same obligations as the User Licensee, described in through 4.1 to 4.8.

     (f) In the case of sublicensing from User License to a new Application Master Sublicensee; Macrovision, User Licensee and Application Master Sublicensee shall enter into a new three party agreement which defines the obligations, and financial considerations of each party in line with this agreement for the said new application.

     6.4 All royalties payable by User Licensee or by Application Master Sublicensee to Macrovision pursuant to Article 6.3 shall be paid on a monthly basis, within ninety (90) days after the close of the calendar month to which such royalties correspond. Unless otherwise specified by Macrovision in writing, all such royalties, and all other payments hereunder, shall be paid in United States Dollars. For purposes of determining the United
States Dollar amount of all royalties payable by User Licensee to Macrovision hereunder during any month, Japanese Yen shall be converted into United States Dollars at the Bank of Tokyo's published rate of exchange between the Japanese Yen and the United States Dollar in effect on the last day of that calendar month.

     6.5 At Macrovision's option and sole discretion, Macrovision shall have the right to waive its right to receive the royalties provided for in Article
6.3 of this Agreement. In consideration for Macrovision's waiver of such royalties under this Article 6.5, User Licensee shall issue to Macrovision that number of shares of User Licensee's common stock that represents ten
(10) percent of the total number of shares of User Licensee's common stock outstanding after issuance of shares to Macrovision under this Article 6.5

     In the event Macrovision elects its option under this Article 6.5, Macrovision shall provide written notice thereof to User Licensee within 60 days after receiving a written report describing the results of a six month trial of EMDES in the Karaoke room public exhibition. Macrovision shall have the additional option of electing to waive its right to receive royalties provided for in Article 6.3, within 60 days of the anniversary of receiving the written report. This additional option shall be available annually throughout the term of the agreement.

     6.6 In the event that User Licensee or Application Master Sublicensee is required to withhold any taxes on royalties payable to Macrovision hereunder, in accordance with the laws and regulations of Japan, User Licensee or Application Master Sublicensee shall furnish to Macrovision official tax receipts or other evidence of payment of such withholding taxes, on a timely basis, sufficient to permit Macrovision to demonstrate payment of such taxes, in order to establish Macrovision's right to a credit for such taxes against Macrovision's United States income tax liability. User Licensee or Application Master Sublicensee shall provide Macrovision with all assistance reasonably requested by Macrovision, in connection with any application by Macrovision to qualify for the benefit of a reduced rate of withholding taxation, under the terms of Article 14 of the United States-Japan Income Tax Treaty.

     6.7 In the event that User Licensee or Application Master Sublicensee shall fail to pay any amount payable to Macrovision under this Agreement within 30 days of the date on which such payment is due, User Licensee or Application Master Sublicensee shall pay interests to Macrovision on such overdue amount at a rate of one and one-half (1-1/2) percent per month, or the maximum rate permitted by law, whichever is less, until the overdue amount has been paid in full by User Licensee or by Application Master Sublicensee.

Article 7: Warranties and Limitations of Liability

     7.1 Macrovision hereby warrants to Technology Licensee and User Licensee that Macrovision is the owner, or authorized licensee, of all rights, title and interests in and to the Macrovision Technology, and all Intellectual Property Rights related thereto. Macrovision further warrants that it has the right to grant to Technology Licensee and User Licensee the rights and licenses provided for in this Agreement.

     7.2 Macrovision hereby warrants that the documents and materials furnished to Technology Licensee pursuant to Article 2.2 hereof include all of the Macrovision Technology and other Macrovision Confidential Information that Technology Licensee should require for the design, development, manufacture and distribution by Technology Licensee of the Products. Macrovision makes no representation or warranty whatsoever, however, that Technology Licensee will realize any benefit from such Macrovision Technology or other Macrovision Confidential Information furnished to Technology Licensee hereunder. In the event that Technology Licensee reasonably believes that the documents and materials furnished by Macrovision to Technology Licensee under Article 2.2 hereof are defective or incomplete, Technology Licensee shall give written notice thereof to Macrovision, and Macrovision shall correct any such defect or furnish any missing documents or materials within 45 days after receipt of Technology Licensee's written notice hereunder. Technology Licensee acknowledges and agrees that the remedy provided for in this Article
7.2 shall constitute Technology Licensee's sole remedy in the event that any of the documents and materials furnished by Macrovision under Article 2.2 hereof fail to conform to Macrovision's warranty, as set forth in this
Article 6.2.

     7.3 THE OBLIGATIONS OF MACROVISION UNDER ARTICLES 7.1 AND 7.2 OF THIS AGREEMENT ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES BY MACROVISION WITH RESPECT TO THE MACROVISION TECHNOLOGY AND MACROVISION CONFIDENTIAL INFORMATION FURNISHED BY MACROVISION TO TECHNOLOGY LICENSEE AND USER LICENSEE HEREUNDER. EXCEPT AS SPECIFICALLY PROVIDED IN ARTICLES 7.1 AND
7.2 HEREOF, ALL SUCH MACROVISION TECHNOLOGY AND MACROVISION CONFIDENTIAL INFORMATION ARE LICENSED TO TECHNOLOGY LICENSEE AND USER LICENSEE "AS IS", AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ALL WARRANTIES WITH RESPECT TO THE CONDITION OF PHASEKRYPT, THE DECODING PROCESS AND THE ENCODING PROCESS, AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE ARE HEREBY DISCLAIMED AND EXCLUDED. UNDER NO CIRCUMSTANCES SHALL MACROVISION BE LIABLE TO TECHNOLOGY LICENSEE OR USER LICENSEE OR ANY OTHER PERSON, FIRM OR ENTITY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING FROM, OR ATTRIBUTABLE TO, THIS AGREEMENT AND/OR MACROVISION'S PERFORMANCE HEREUNDER, EVEN IF MACROVISION IS ON NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

     7.4 Technology Licensee shall extend to its customers such warranties with respect to the Products as Technology Licensee and shall determine to be necessary or appropriate for the effective marketing and distribution of the Products within User Licensee's Authorized EMDES Applications in Japan. Any and all such warranties shall be solely in the name of, and shall constitute the obligation solely of, Technology Licensee, and Technology Licensee shall defend, indemnify and hold Macrovision harmless against any and all claims, losses, damages and liabilities attributable to any misrepresentation by Technology

Licensee of, or any breach by Technology Licensee of any Warrant with respect to, any of the Products.

     7.5 User Licensee shall extend to its customers such warranties with respect to the Products as User Licensee and shall determine to be necessary or appropriate for the effective marketing and distribution of the Products within User Licensee's Authorized EMDES Applications in Japan. Any and all such warranties shall be solely in the name of, and shall constitute the obligation solely of, User Licensee, and User Licensee shall defend, indemnify and hold Macrovision harmless against any and all claims, losses, damages and liabilities attributable to any misrepresentation by User Licensee of, or any breach by User Licensee of any warrant with respect to, any of the Products.

Article 8: Confidential Information

     8.1 No party hereto shall disclose to any other person, firm or entity any other party's Confidential Information which is furnished, disclosed or revealed to such party (the "receiving party") pursuant to this Agreement. Any such Confidential Information shall be used by the receiving party solely in connection with its performance of its obligations under this Agreement, and for no other purpose whatsoever. Each party shall take all appropriate steps, and implement all appropriate procedures, to prevent the unauthorized use and/or disclosure of any other party's Confidential Information, and each of the receiving party's employees to whom any such Confidential Information is made available hereunder shall have entered into a non-disclosure agreement which prohibits the unauthorized use and/or disclosure of such Confidential Information.

     8.2 The receiving party's duty under Article 8.1 of this Agreement shall not apply to the extent, but only to the extent, that the other party's Confidential Information:

     (a) passes into the public domain through no fault of the receiving party;

     (b) is disclosed to the receiving party by a third party that is under no obligation of non-disclosure to the other party;

     (c) was known to the receiving party at the time of disclosure by the other party; or

     (d) is required to be disclosed under the laws, regulations or governmental orders of the United States or Japan.

     8.3 The parties' respective obligations under Article 8.1 hereof shall survive the termination of this Agreement for any reason whatsoever. Within 30 days after the termination of this Agreement for any reason whatsoever, Technology Licensee and User Licensee shall return to Macrovision all documents and other materials in Technology Licensee's and User Licensee's possession that contain, embody and/or disclose any of the Macrovision Technology or any of Macrovision's Confidential Information; provided, however, that nothing in this Article 8 shall affect Macrovision's rights with respect to the Resulting Technology following the termination of this Agreement.

Article 9: Macrovision's Intellectual Property Rights

     9.1 Technology Licensee hereby acknowledges that Macrovision is the owner of all rights, title and interests in and to all of the Macrovision Technology, including all Intellectual Property Rights therein, and Technology Licensee shall acquire no rights whatsoever with respect to any of the Macrovision Technology or any such Intellectual Property Rights, except as specifically provided in this Agreement. During the continuance of this Agreement and thereafter, Technology Licensee shall take no action which, in the reasonable opinion of Macrovision, may adversely affect or impair any of Macrovision's rights, title or interests in and to the Macrovision
Technology or any Intellectual Property Rights therein.

     9.2 Technology Licensee shall take all such action, and shall provide Macrovision with all such assistance, as Macrovision shall reasonably request, in order to perfect and protect Macrovision's rights, title and interests in and to the Macrovision Technology and all Intellectual Property Rights related thereto within Japan.

     9.3 Technology Licensee shall immediately notify Macrovision of any and all infringements of any of the Macrovision Technology, or any of the Intellectual Property Rights related thereto, within Japan that come to the attention of Technology License. Macrovision, as the owner of the Macrovision Technology and those Intellectual Property Rights, shall be responsible for taking any action, in the courts, administrative agencies or otherwise, to prevent any such infringement, and Technology Licensee shall provide Macrovision with such assistance as Macrovision shall reasonably request in connection with any such action.

     9.4 User Licensee hereby acknowledges that Macrovision is the owner of all rights, title and interests in and to all of the Macrovision Technology, including all Intellectual Property Rights therein, and User Licensee shall acquire no rights whatsoever with respect to any of the Macrovision Technology or any such Intellectual Property Rights, except as specifically provided in this Agreement. During the continuance of this Agreement and thereafter, User Licensee shall take no action which, in the reasonable opinion of Macrovision, may adversely affect or impair any of Macrovision's rights, title or interests in and to the Macrovision Technology or any Intellectual Property Rights therein.

     9.5 User Licensee shall take all such action, and shall provide Macrovision with all such assistance, as Macrovision shall reasonably request, in order to perfect and protect Macrovision's rights, title and interests in and to the Macrovision Technology and all Intellectual Property Rights related thereto within Japan.

     9.6 User Licensee shall immediately notify Macrovision of any and all infringements of any of the Macrovision Technology, or any of the Intellectual Property Rights related thereto, within Japan that come to the attention of License. Macrovision, as the owner of the Macrovision Technology and those Intellectual Property Rights, shall be responsible for taking any action, in the courts, administrative agencies or otherwise, to prevent any such infringement, and User Licensee shall provide Macrovision with such assistance as Macrovision shall reasonably request in connection with any such action.

Article 10 Indemnification

     10.1  Mutual Indemnification

     (a) Macrovision's Indemnification of Technology Licensee.

     Macrovision will indemnify and hold harmless Technology Licensee from and against any and all damages, claims, costs or other liabilities, including costs and reasonable attorney's fees that arise from or out of or are in connection with:

     (i) any third party claims that the Macrovision Technology infringes any patents, copyright or other proprietary rights (which claims, the parties understand and agree, shall not constitute incidental or consequential damages for purposes of this Agreement). Notwithstanding the foregoing, Macrovision shall not be obligated to indemnify Technology Licensee for any claim described in this Section 10.1(a)(i) due to any modification of the Macrovision Technology or the combination of the Macrovision Technology with any other equipment, software or hardware if Macrovision can demonstrate that such claim would have been avoided in the absence of such modification or combination; or

     (ii) a breach of any of its obligations thereunder, including without limitation, Macrovision's representations and warranties of ownership and technology operation set forth in Section 7.1 and 7.2

     (b) Macrovision's Indemnification of User Licensee.

     Macrovision will indemnify and hold harmless User Licensee from and against any and all damages, claims, costs or other liabilities, including costs and reasonable attorney's fees that arise from or out of or are in connection with:

     (i) any third party claims that the Macrovision Technology infringes any patents, copyright or other proprietary rights (which claims, the parties understand and agree, shall not constitute incidental or consequential damages for purposes of this Agreement). Notwithstanding the foregoing, Macrovision shall not be obligated to indemnify User Licensee for any claim described in this Section 10.1(b)(i) due to any modification of the Macrovision Technology or the combination of the Macrovision Technology with any other equipment, software or hardware if Macrovision can demonstrate that such claim would have been avoided in the absence of such modification or combination; or

     (ii) a breach of any of its obligations thereunder, including without limitation, Macrovision's representations and warranties of ownership and technology operation set forth in Section 7.1 and 7.2.

     (c) Technology Licensee's Indemnification of Macrovision.

     Technology Licensee will indemnify and hold harmless Macrovision and its Affiliates from and against any and all damages that arise from or out of or are in connection with a breach of any of its obligations thereunder.

     (d) User Licensee's Indemnification of Macrovision.

     User Licensee will indemnify and hold harmless Macrovision and its Affiliates from and against any and all damages that arise from or out of or are in connection with a breach of any of its obligations thereunder.

     (e) Notification. If any claim for indemnification arises under this
Section 10.1, the indemnified party shall notify the indemnifying party and shall consult with and keep the indemnifying party reasonably informed with respect to the defense, compromise, settlement, resolution or other disposition of any such claim. Upon the indemnifying party's request, which requests may be subject to a reservation of rights, which must be in writing and received by indemnified party within 30 days of the notification, the indemnifying party shall be entitled to control the defense of such claim by counsel of the indemnifying party's choosing and at the indemnifying party's sole expense. In this case, the indemnified party shall reasonably cooperate with the indemnifying party in connection with the defense of any such claim, provided that such cooperation is not adverse to the indemnified party's legal or business interest, as reasonably determined by the indemnified party and promptly communicated to the indemnifying party upon such determination. In turn, the indemnifying party shall promptly inform the indemnified party of all material aspects of such defense, compromise, any proposed settlement, resolution or other disposition of any such claim. Upon the indemnified party's reasonable request, the indemnifying party shall be entitled to participate fully and cooperatively in the defense of any such claim at its own expense and with counsel of its choosing. No party shall admit any liability with respect to, or settle, compromise, resolve or discharge any such claim without the other party's prior written consent, which consent shall not be unreasonably withheld in the case of any settlement, resolution, compromise or discharge involving only the payment of money.

     10.2  Alleged Infringement: Discontinuance of Use.

           (a) If any legal action alleging patent, copyright or other proprietary rights infringement is commenced, or any threat thereof is made, against Macrovision or Technology Licensee with respect to the use of the Macrovision Technology, Macrovision shall have the right, but not the obligation, to (i) procure for the benefit of Technology Licensee, at Macrovision's expense, the right or license to any technology alleged to have been infringed and/or (ii) modify the Macrovision Technology (at Macrovision's sole cost and expense) such that the Macrovision Technology (as modified) is no longer subject to such legal action or threat of legal action (but all of Macrovision's obligations set forth in this Agreement as to the Macrovision Technology shall apply to such modified Macrovision Technology); and

           (b) If any legal action alleging patent, copyright or other proprietary rights infringement is commenced against Macrovision or Technology Licensee with respect to the use of the Macrovision Technology then Macrovision shall have the right to request in writing that Technology Licensee cease the use of the Macrovision Technology. As of a specified date, which date shall be no earlier than 60 days after the date on which Technology Licensee receives the notice in response, Technology Licensee shall have the option to continue use, after the cessation date, of the Macrovision Technology and be indemnified by Macrovision pursuant to Section 10.1 (a) of this Agreement; provided, however, such indemnification shall be applicable only for damages arising from or out of or in connection with events occurring on or before the cessation date.

           (c) If any legal action alleging patent, copyright or other proprietary rights infringement is commenced, or any threat thereof is made, against Macrovision or User Licensee with respect to the use of the Macrovision Technology, Macrovision shall have the right, but not the obligation, to (i) procure for the benefit of User Licensee, at Macrovision's expense, the right or license to any technology alleged to have been infringed and/or (ii) modify the Macrovision Technology (at Macrovision's sole cost and expense) such that the Macrovision Technology (as modified) is no longer subject to such legal action or threat of legal action (but all of Macrovision's obligations set forth in this Agreement as to the Macrovision Technology shall apply to such modified Macrovision Technology); and

           (d) If any legal action alleging patent, copyright or other proprietary rights infringement is commenced against Macrovision or User Licensee with respect to the use of the Macrovision Technology then Macrovision shall have the right to request in writing that User Licensee cease the use of the Macrovision Technology. As of a specified date, which date shall be no earlier than 60 days after the date on which Technology Licensee receives the notice in response, Technology Licensee shall have the option to continue use, after the cessation date, of the Macrovision Technology and be indemnified by Macrovision pursuant to Section 10.1 (a) of this Agreement; provided, however, such indemnification shall be applicable only for damages arising from or out of or in connection with events occurring on or before the cessation date.

     10.3  Cap on Macrovision Damages.

     (a) Notwithstanding anything to the contrary in this Agreement, in no event shall Macrovision be liable for monetary damages in connection with any breach of this Agreement (other than willful misconduct or breaches arising from fraud, for which misconduct or breaches there shall be no limitation on damages) in excess of the aggregate amount of all money received by Macrovision from Technology Licensee in connection with this Agreement.

     (b) Notwithstanding anything to the contrary in this Agreement, in no event shall Macrovision be liable for monetary damages in connection with any breach of this Agreement (other than willful misconduct or breaches arising from fraud, for which misconduct or breaches there shall be no limitation on damages) in excess of the aggregate amount of all money received by Macrovision from User Licensee in connection with this Agreement.

Article 11:  Security and Export Control

     11.1 The parties hereby acknowledge and agree that this Agreement is subject to the Export Regulations of the United States Department of State.

Article 12:  Duration and Termination

     12.1 This Agreement shall enter in full force and effect on the Effective Date hereof, and shall remain in force for a period of 5 years from the Effective Date, unless terminated earlier in accordance with the terms and conditions of this Article 12. The parties agree to negotiate a renewal of the present agreement during the six month period prior to the expected termination date.

     12.2 In the event that any party hereto (the "breaching party") shall commit any breach or default of any of its obligations under this Agreement, the non-breaching party shall give to the breaching party written notice of such breach or default, and shall request that such breach or default be cured immediately. In the event that the breaching party fails to cure such breach or default within thirty (30) days after the date of notice of such breach or default, the non-breaching party may terminate this Agreement by giving written notice of termination to the breaching party. Termination of this Agreement pursuant to this Article 12.2 shall not affect or impair the non-breaching party's right to pursue any legal remedy, including, but not limited to, the right to recover damages, for any harm suffered or incurred as a result of such breach.

     12.3 In addition to the rights of termination provided in Articles 8.3 and 12.2 hereof, Macrovision shall have the right to terminate this Agreement upon giving written notice of termination to Technology Licensee, upon the occurrence of any of the following events:

     (a)  Technology Licensee enters into bankruptcy (hasan), composition
(wagi), reorganization (Kosei), liquidation (seison), or arrangement (seiri) proceedings, is declared insolvent, makes an assignment for the benefit of creditors, or suffers the appointment of a receiver or trustee over all or substantially all of its assets;

     (b) The United States Government fails to issue, or revokes, any export license or other approval required for the performance of this Agreement;

     (c) Any law, regulation or governmental order is enacted or issued in Japan which has a materially adverse effect on Macrovision's rights, title and interests in and to the Macrovision Technology and/or the Intellectual Property Rights related thereto; or

     (d) Technology Licensee breaches its obligations under Article 7 hereof, relating to the nondisclosure of Macrovision's Confidential Information, or under Article 8 hereof, relating Macrovision's Intellectual Property Rights.

     12.4 Upon the expiration or termination of this Agreement, Technology Licensee shall immediately cease all use of the Macrovision Technology and all Macrovision Confidential Information, and shall immediately cease all manufacture and distribution of the Products. The expiration or termination of this Agreement for any reason whatsoever shall not relieve

Technology Licensee of its obligations (i) of non-disclosure with respect to Macrovision's Confidential Information under Article 7 hereof; (ii) with respect to Macrovision's Intellectual Property Rights, under Article 8 hereof; (iii) to indemnify an hold Macrovision harmless under Articles 9.2 and 9.3 hereof; and (iv) with respect to United States export control requirements.

     12.5 The expiration or termination this Agreement shall not affect any of Macrovision's rights or obligations with respect to the Resulting Technology, licensed to Macrovision under Article 3.09 hereof. Except as provided in this Article 12.5, upon expiration or termination of this Agreement, Macrovision shall have no further obligations whatsoever hereunder to Technology Licensee.

     12.6 In addition to the rights of termination provided in Articles 9.2 and 12.2 hereof, Macrovision shall have the right to terminate this Agreement upon giving written notice of termination to User Licensee, upon the occurrence of any of the following events:

     (a) User Licensee enters into bankruptcy (hasan), composition (wagi), reorganization (kosei), liquidation (seison), or arrangement (seiri) proceedings, is declared insolvent, makes an assignment for the benefit of creditors, or suffers the appointment of a receiver or trustee over all or substantially all of its assets;

     (b) The United States Government fails to issue, or revokes, any export license or other approval required for the performance of this Agreement;

     (c) Any law, regulation or governmental order is enacted or issued in Japan which has a materially adverse effect on Macrovision's rights, title and interests in and to the Macrovision Technology and/or the Intellectual Property Rights related thereto; or

     (d) User Licensee breaches its obligations under Article 7 hereof, relating to the nondisclosure of Macrovision's Confidential Information, or under Article 8 hereof, relating Macrovision's Intellectual Property Rights.

     (e) User Licensee repeatedly fails to make payments due Macrovision, as per Article 6, on a timely basis.

     12.7 Upon the expiration or termination of this Agreement, User Licensee shall immediately cease all use of the Macrovision User and all Macrovision Confidential Information, and shall immediately cease all manufacture and distribution of the Products. The expiration or termination of this Agreement for any reason whatsoever shall not relieve User Licensee of its obligations (i) to pay any and all royalties which have accrued under
Article 5.2 hereof, but which remain unpaid as of the date of expiration or termination; (ii) of non-disclosure with respect to Macrovision's Confidential Information under Article 7 hereof; (iii) with respect to Macrovision's Intellectual Property Rights, under Article 8 hereof; (iv) to indemnify and hold Macrovision harmless under Articles 9.4 and 9.5 hereof; and (v) with respect to United States export control requirements.

     12.8 The expiration or termination this Agreement shall not affect any of Macrovision's rights or obligations with respect to the Resulting User, licensed to Macrovision under Article 3.11 hereof. Except as provided in this
Article 11.5, upon expiration or termination of this Agreement, Macrovision shall have no further obligations whatsoever hereunder to User Licensee.

Article 13:  Compliance with Applicable Laws

     13.1 In the exercise of their respective rights, and the performance of their respective obligations under this Agreement, each party shall comply with all applicable laws, regulations and governmental orders of the United States and Japan. Each party hereby acknowledges and agrees that the Macrovision Technology, and all Macrovision Confidential Information directly related thereto, are subject to United States export controls, as provided in
Article 10 hereof. In conformance with such United States export controls, Macrovision will make all commercially reasonable efforts to obtain all required United States export licenses and other governmental approvals necessary or appropriate for the delivery of the Macrovision Technology and such Macrovision Confidential Information to Technology Licensee, or User Licensee, but Macrovision shall have no liability or responsibility hereunder to Technology Licensee or User Licensee in the event that, despite Macrovision's commercially reasonable efforts, the United States Government declines to issue any or all such United States export licenses and other approvals.

     13.2 Technology Licensee shall, at its own expense, obtain and maintain in full force and effect at all times during the continuance of this Agreement, all licenses, permits, authorizations and government approvals, and shall make all registrations, notifications, filings and reports to all governmental agencies, required under any applicable law, regulation or governmental order of Japan for Technology Licensee to exercise its rights and perform its obligations under this Agreement. In the event that any such license, permit, authorization or approval, or the approval of any such registration, notification, filing or report, is conditioned upon an amendment or modification to this Agreement which is unacceptable to Macrovision, Macrovision shall have the right to terminate this Agreement without any further obligations hereunder to Technology Licensee, by giving written notice of termination to Technology Licensee. Macrovision shall have the right to participate in the procedures for obtaining any such licenses, permits, authorizations or approvals in Japan, and shall have the right to inspect any document to be submitted to any governmental authority in connection with any such registration, notification, filing or report, or any application for any such license, permit, authorization or approval, prior to its submission to the competent Japanese Government agency.

     13.3 User Licensee shall, at its own expense, obtain and maintain in full force and effect at all times during the continuance of this Agreement, all licenses, permits, authorizations and government approvals, and shall make all registrations, notifications, filings and reports to all governmental agencies, required under any applicable law, regulation or governmental order of Japan for User Licensee to exercise its rights and perform its obligations under this Agreement. In the event that any such license, permit, authorization or approval, or the approval of any such registration, notification, filing or report, is conditioned upon an amendment or modification to this Agreement which is unacceptable to Macrovision, Macrovision shall have the right to terminate this Agreement without any further obligations hereunder to User Licensee, by giving written notice of termination to User Licensee. Macrovision shall have the right to participate in the procedures for obtaining any such licenses, permits, authorizations or approvals in Japan, and shall have the right to inspect any document to be submitted to any governmental authority in connection with any such registration, notification, filing or report, or any application for any such license, permit, authorization or approval, prior to its submission to the competent Japanese Government agency.

     13.4 Each party hereto shall execute such documents, and shall provide such assistance as is reasonably requested by the other party, in connection with the performance by such other party of its obligations under Article 13.1, Article 13.2, or Article 13.3, as the case may be.

Article 14:  General Provisions

     14.1 Assignment: Technology Licensee and User Licensee shall not have the right or the power to assign or sublicense any of its rights, or delegate or subcontract the performance of any of its obligations, under this Agreement without the prior written authorization of Macrovision.

     14.2 Independent Contractors: In the exercise of their respective rights, and the performance of their respective obligations, the parties are, and shall remain, independent contractors. Nothing in this Agreement shall be construed to constitute either party as the agent of the other party for any purpose whatsoever, and neither party shall bind, or attempt to bind, the other party to any contract or the performance of any obligation, or represent to any third party that it is authorized to enter into any contract or binding obligation on behalf of the other party hereto.

     14.3  Notices:   All notices, reports and other communications between
the parties hereunder shall be sent by registered mail, postage prepaid and return receipt requested, or by facsimile, with a confirmation copy sent by registered mail within two (2) days after the date of facsimile transmission, addressed as follows:

        Macrovision:            Macrovision Corporation
                                1341 Orleans Drive
                                Sunnyvale, CA 94089
                                U.S.A.
                                Attention: Vice President Finance and CFO
                                Fax:  (408) 743-8610


        Technology Licensee:    Victor Technobrain Co., Ltd.
                                804 Futowo-cho, Kohoku-ku, Yokohama-shi
                                Kanagawa-ken 222, Japan
                                Attention:  President
                                Fax:  045-546-5940

        User Licensee:          Kabushiki-Kaisha, Video Bunka Kenkyu-sho
                                2-13-7 Minami-Aoyama
                                Minato-ku, Tokyo, Japan
                                Attention:  President
                                Fax:  03-5474-2634

     All notices, reports and other communications shall be deemed received:
(i) if sent by registered airmail, 10 days after the date of mailing; and
(ii) if sent by facsimile, twenty-four (24) hours after the date and time of transmission.

     14.4 Governing Law: This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California, U.S.A., excluding conflicts of laws rules.

     14.5 Arbitration: Any dispute between the parties arising out of, or relating to, the validity, construction, interpretation or performance of this Agreement that cannot be resolved amicably shall be submitted to binding arbitration, to be held in San Francisco, California, U.S.A., in accordance with the rules of the American Arbitration Association. Any such arbitration proceeding shall be conducted before an arbitration panel composed of three
(3) arbitrators, one (1) member of which shall be designated by each of the parties and the third of which shall be designated by the other two (2) arbitrators. In any arbitration proceeding under this Article 13.5, the decision and award of the arbitrators shall (i) be in writing; (ii) state the reasons therefor; (iii) be based solely on the terms and conditions of this Agreement, as interpreted under the laws of the State of California, U.S.A.; and (iv) shall be final and binding upon the parties. The decision and award of the arbitrators in any such arbitration proceeding may be enforced in any court of competent jurisdiction.

     14.6  Injunctive Relief:  Notwithstanding the provisions of Article
14.15 hereof, Macrovision may seek relief in any court of competent jurisdiction, including, but not limited to, the courts of Japan, in order to prevent the misappropriation or unauthorized use, disclosure or infringement of any of Macrovision's Intellectual Property Rights and/or Macrovision's Confidential Information.

     14.7 Entire Agreement and Amendments: This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements, understandings and other communications between the parties with respect to the subject matter hereof. No modification or amendment to this Agreement shall be binding upon the parties unless in writing and executed by the duly authorized representatives of the parties.

     14.8 Waivers: The failure of either party to assert any of its rights hereunder, including, but not limited to, the right to terminate this Agreement in the event of a breach or default by the other party hereto, shall not be deemed to constitute a waiver by that party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     14.9 Governing Language: This Agreement is made in the English language. In the event that a translation of this Agreement into any other language is made, that translation shall be for convenience only, and in the event of any conflict between the English language version of this Agreement and any translation hereof, the English language version shall be the controlling document.

     14.10 Counterparts: This Agreement may be executed in several duplicate originals, each of which shall be deemed to constitute an original, but all of which shall constitute one and the same instrument.

     14.11 Headings: The subject headings of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any provision hereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, this day of September, 1995.


Victor Technobrain Co., Ltd.            Kabushiki-Kaisha,
                                        Video Bunka Kenkyu-sho


by  /s/ illegible                       by   /s/ illegible
  ---------------------------------       ---------------------------------


Macrovision Corporation


by   /s/ John O. Ryan
  ---------------------------------

                            AMENDMENT NUMBER ONE TO
                               LICENSE AGREEMENT


This amendment to the license agreement ("agreement") dated June 30th, 1996, between MACROVISION CORPORATION ("MACROVISION"), VICTOR TECHNOBRAIN CO., LTD. ("Technology Licensee") and KABUSHIKI-KAISHA VIDEO BUNKA KENKYU-SHO ("User Licnesee") amends the agreement and amendment number one as follows:

1.  Article 6.1 is hereby deleted in its entirety, and replaced as follows:
    "In consideration of the rights and licenses granted by Macrovision to User Licensee under this agreement, User Licenseee shall pay to Macrovision an initial technology transfer fee in the amount of Five Hundred Thousand United States Dollars (US$500,000.00) as follows:

    1.1 First installment of Two Hundred and Fifty Thousand United States Dollars (US$250,000.00) shall be paid no later than October 31, 1995, (this amount has been paid).

    1.2 Second installment of Fifty Thousand United States Dollars (US$50,000.00) shall be paid no later than July 24, 1996.

    1.3 Third installment of Fifty Thousand United States Dollars (US$50,000.00) shall be paid no later than September 24, 1996.

    1.4 Fourth installment of Fifty Thousand United States Dollars (US$50,000.00) shall be paid no later than November 24, 1996.

    1.5 Fifth installment of Fifty Thousand United States Dollars (US$50,000.00) shall be paid no later than January 24, 1997.

    1.6 Sixth installment of Fifty Thousand United States Dollars (US$50,000.00) shall be paid no later than March 24, 1997."

2.  Article 6.2 is hereby deleted in its entirety, and replaced as follows:
    "In consideration of Technology Licensee providing the design and development of the Products, in addition to any payments by User Licensee to Technology Licensee, Macrovision shall pay Technology Licensee a fee of One Hundred Thousand United States Dollars (US$100,000.00). This fee shall be paid in two (2) installments each in the amount of Fifty Thousand United States Dollars (US$50,000.00), the first within thirty
    (30) days after Macrovision's receipt of the first installment of the initial technology fee from User Licensee (as described in Article 6.1) and the second within thirty (30) days after Macrovision's receipt of the last (sixth) installment of the initial technology fee from User Licensee (as described in Article 6.1)."

3. Article 6.3(a) is hereby deleted in its entirety, and replaced as follows: "The royalty payable per unit of the decoder Products shall be Three United States Dollars (US$3.00), only exceptionally limited to the units which shall start to be leased from User Licensee to Karaoke studios for one year from May 25, 1996, through May 24, 1997. However, after May 24, 1997, the royalty payable per unit of the decoder Products shall be the greater of four percent (4%) of User Licensee's Gross Revenues from the distribution, lease or use of decoder Products or Three United States Dollars (US$3.00)."

4.  Appendix 3 is hereby deleted in its entirety, and replaced as follows:

                       "SPECIFIC MARKET APPLICATION AGREEMENT"
                          -Karaoke room public exhibition-

Macrovision, Technology Licensee, and User Licensee mutually agree to initiate Karaoke room public exhibition application of EMDES, on a full fledged basis, starting May 25, 1996.

The service royalties to be paid from User Licensee to Macrovision for Karaoke room public exhibition application shall be as follows:

(I) If the sale of PhaseKrypt encoded programs to User Licensee's customers (individual Karaoke studios where licensed decoder Products are installed) is not earlier than the home video window, the service royalties will be calculated as follows:

     (a) When the installed decoder Product base is less than 1,000 units, 3.3% of wholesale minimum guarantee price of PhaseKrypt encoded cassettes charged to Karaoke studios and 3.3% of each wholesale Pay-Per-View transaction price of the PhaseKrypt encoded cassette charged to Karaoke studios;

     (b) When the installed decoder Product bases is greater than 1,000 units and less than 2,000 units, 4.5% of wholesale minimum guarantee price of PhaseKrypt encoded cassettes charged to Karaoke studios and 4.5% of each wholesale Pay-Per-View transaction price of the PhaseKrypt encoded cassettes charged to Karaoke studios;

     (c) When the installed decoder Product base is greater than 2,000 units and less than 4,000 units, 5.5% of wholesale minimum guarantee price of PhaseKrypt encoded cassettes charged to Karaoke studios and 5.5% of each wholesale Pay-Per-View transaction price of the PhaseKrypt encoded cassettes charged to Karaoke studios;

     (d) When the installed decoder Product base is greater than 4,000 units and less than 8,000 units, 6.2% of wholesale minimum guarantee price of PhaseKrypt encoded cassettes charged to Karaoke studios and 6.2% of each wholesale Pay-Per-View transaction price of the PhaseKrypt encoded cassettes charged to Karaoke studios;

     (e) When the installed decoder Product base is greater than 8,000 units, 6.6% of wholesale minimum guarantee price of PhaseKrypt encoded cassettes charged to Karaoke studios and 6.6% of each wholesale Pay-Per-View transaction price of the PhaseKrypt encoded cassettes charged to Karaoke studios;

(II) If the sale of PhaseKrypt encoded programs to User Licensee's customers (individual Karaoke studios where licensed decoder Products are installed) is earlier than the home video window, the service royalties shall be determined before such earlier than home video window is made available to Karaoke room public exhibition application based on good faith negotiation between Macrovision and User Licensee.

5. All other terms of the agreement not specifically mentioned herein remain unchanged. Defined terms used herein and not expressly defined in this amendment have the meaning attributed to them in the agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment Number One to License Agreement to be executed by their duly authorized representatives, this 30th day of September, 1996.


VICTOR TECHNOBRAIN CO., LTD.                KABUSHIKI-KAISHA
                                            VIDEO BUNKA KENKYU-SHO

By: /s/ Akira Hirota                        By:  /s/ Takaaki Iwamoto
   ----------------------------------          -------------------------------
(Authorized  Signature)                     (Authorized Signature)

Name:  Akira Hirota                         Name:  Takaaki Iwamoto
     --------------------------------            -----------------------------
(Print)                                     (Print)

Title:  President                           Title:  President
     --------------------------------            -----------------------------
(Print)                                     (Print)


MACROVISION CORPORATION

By:  /s/ Robert J. Netter, Jr.
   ----------------------------------
(Authorized Signature)

Name:  Robert J. Netter, Jr.
     --------------------------------
(Print)

Title:  Vice President Finance and CEO
     --------------------------------
(Print)

                           AMENDMENT NUMBER TWO TO
                              LICENSE AGREEMENT


This amendment to the license agreement ("agreement") dated September 30th, 1996, between MACROVISION CORPORATION ("MACROVISION"), VICTOR TECHNOBRAIN CO., LTD. ("Technology Licensee") and KABUSHIKI-KAISHA VIDEO BUNKA KENKYU-SHO ("User Licnesee") amends the agreement and amendment number one as follows:

1. Article 1 of Amendment Number One to License Agreement is hereby deleted in its entirety, and replaced as follows: "In consideration of the rights and licenses granted by Macrovision to User Licensee under this agreement, User Licensee shall pay to Macrovision an initial technology transfer fee in the amount of Five Hundred Thousand United States Dollars (US$500,000.00) as follows:

    1.1 First installment of Two Hundred and Fifty Thousand United States Dollars (US$250,000.00) shall be paid no later than October 31, 1995, (this amount has been paid).

    1.2 Second installment of Fifty Thousand United States Dollars (US$50,000.00) shall be paid no later than July 24, 1996.

    1.3 Third installment of Fifty Thousand United States Dollars (US$50,000.00) shall be paid no later than November 24, 1996.

    1.4 Fourth installment of Fifty Thousand United States Dollars (US$50,000.00) shall be paid no later than December 24, 1996.

    1.5 Fifth installment of Fifty Thousand United States Dollars (US$50,000.00) shall be paid no later than February 24, 1997.

    1.6 Sixth installment of Fifty Thousand United States Dollars (US$50,000.00) shall be paid no later than April 24, 1997."

2. Articles 12.6 of License Agreement is hereby deleted in its entirety and replaced as follows:

    2.1   User Licensee fails to make any payment due Macrovision as per
          Article 6 on a timely basis.

3. All other terms of the agreement not specifically mentioned herein remain unchanged. Defined terms used herein and not expressly defined in this amendment have the meaning attributed to them in the agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment Number One to License Agreement to be executed by their duly authorized representatives, this 30th day of September, 1996.


VICTOR TECHNOBRAIN CO., LTD.                KABUSHIKI-KAISHA
                                            VIDEO BUNKA KENKYU-SHO

By: /s/ Akira Hirota                        By: /s/ Takaaki Iwamoto
   ----------------------------------          -------------------------------
(Authorized  Signature)                     (Authorized Signature)

Name:   Akira Hirota                        Name:   Takaaki Iwamoto
     --------------------------------            -----------------------------
(Print)                                     (Print)

Title:  President                           Title: President
     --------------------------------            -----------------------------
(Print)                                     (Print)


MACROVISION CORPORATION

By: /s/ Victor Viegas
   ----------------------------------
(Authorized Signature)

Name:   Victor Viegas
     --------------------------------
(Print)

Title:  CFO
     --------------------------------
(Print)